UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): April 14, 2016

REAL GOODS SOLAR, INC.

(Exact Name of Registrant as Specified in its Charter)

Colorado	001-34044	26-1851813
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

833 West South Boulder Road, Louisville, CO 80027-2452

(Address of Principal Executive Offices, Including Zip Code)

Registrant’s telephone number, including area code: (303) 222-8300

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 14, 2016, Real Goods Solar, Inc. (the “Company”) received a letter from The Nasdaq Stock Market (“NASDAQ”), notifying the Company that it no longer complies with NASDAQ Listing Rule 5550(b)(1) due to the Company’s failure to maintain a minimum of $2,500,000 in stockholders’ equity or meet the alternatives of market value of listed securities or net income from continuing operations. The Company reported stockholders’ equity of ($1,013,000) in its Form 10-K for the period ended December 31, 2015.

The Company’s Class A common stock remains listed on NASDAQ under the symbol RGSE. Under NASDAQ Listing Rule 5810(c)(2), the Company has 45 days, or until May 31, 2016, to submit a plan to regain compliance. If NASDAQ accepts the plan, NASDAQ may grant an extension of up to 180 calendar days from the date of the letter, or October 11, 2016, to provide evidence of compliance. If NASDAQ does not accept the Company’s plan, NASDAQ will notify the Company that its Class A common stock is subject to delisting. The Company will have the opportunity to appeal that decision to a NASDAQ hearings panel.

The Company intends to submit a compliance plan to NASDAQ on or before the May 31, 2016 deadline.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REAL GOODS SOLAR, INC.

By:	/s/ Paul Anderson
Paul Anderson Chief Administrative Officer and General Counsel

Date: April 15, 2016